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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 6, 2009

                                            REGISTRATION STATEMENT NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       NT MEDIA CORP. OF CALIFORNIA, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  94-3357128
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

         7800 OCEANUS DRIVE
       LOS ANGELES, CALIFORNIA                            90046
----------------------------------------    ------------------------------------
(Address of principal executive offices)                (Zip Code)

                           2009 EQUITY INCENTIVE PLAN
    ------------------------------------------------------------------------
                            (Full title of the plan)

                      Ali Moussavi, Chief Executive Officer
                               7800 Oceanus Drive
                          Los Angeles, California 90046
                                 (323) 445-4833

                                   copies to:

                             Jennifer A. Post, Esq.
                         McCormick Legal Advisors, Inc.
                       707 Wilshire Boulevard, Suite 2025
                          Los Angeles, California 90017
                                 (213) 223-1800
    ------------------------------------------------------------------------
         (Name and address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer [   ]                Accelerated filer [   ]
   Non-accelerated filer [   ]                  Smaller reporting company [ X ]
   (Do not check if a smaller reporting company)

                                      CALCULATION OF REGISTRATION FEE
---------------------- -------------------- -------------------- -------------------- -----------------------
                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES      AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING         AMOUNT OF
  TO BE REGISTERED         REGISTERED            SHARE (1)            PRICE (1)          REGISTRATION FEE
---------------------- -------------------- -------------------- -------------------- -----------------------
    Common Stock             2,000,000            $0.0215              $43,000.00              $1.69
---------------------- -------------------- -------------------- -------------------- -----------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the price per share and aggregate offering price are based upon the average closing bid and ask prices of the common stock of the Registrant as listed on the OTC Bulletin Board on March 4, 2009.

(2) Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction by the Registrant.



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report for the period ended December 31, 2007, filed by the Registrant with the Commission on Form 10-KSB on April 15, 2008;

                  (b) The Current Report on Form 8-K filed by the Registrant with the Commission on May 15, 2008;

                  (c) The Quarterly Report for the period ended March 31, 2008 filed by the Registrant with the Commission on Form 10-Q on May 20, 2008;

                  (d) The Quarterly Report for the period ended June 30, 2008 filed by the Registrant with the Commission on Form 10-Q on August 14, 2008;

                  (e) The Quarterly Report for the period ended September 30, 2008 filed by the Registrant with the Commission on Form 10-Q on November 14, 2008;


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                  (f) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form SB-2, filed on June 1, 2000, as incorporated by reference into the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") on October 31, 2000, including all amendments filed for the purpose of updating such common stock description; and

                  (g) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.


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         As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) arising as a result of any transaction from which the director derived an improper personal benefit.

         As permitted by the DGCL, our bylaws provide that (1) we are required to indemnify our directors, officers, employees or agents to the fullest extent permitted by applicable law; (2) we are required to advance expenses to our directors, officers employees or agents in connection with any legal proceeding, subject to the provisions of applicable statutory law; and (3) the rights conferred in our bylaws are not exclusive.

         At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the Registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1      2009 Equity Incentive Plan

         5.1      Opinion and Consent from McCormick Legal Advisors, Inc.

         23.1     Consent of Goldman Parks Kurland Mohidin

         23.2     Consent of AJ. Robbins, PC

         23.3     Consent of McCormick Legal Advisors, Inc.
                  (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


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         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering;

         (3) To remove from registration any of the securities that remain unsold at the end of the offering by means of a post-effective amendment; and

         (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

         (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on March 5, 2009.


                                   NT MEDIA CORP. OF CALIFORNIA, INC.


                                   By: /S/ ALI MOUSSAVI
                                      ------------------------------------
                                      Ali Moussavi,
                                      Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                   By:  /S/ ALI MOUSSAVI
                                      ------------------------------------
                                      Ali Moussavi,
                                      Chief Executive Officer (Principal
                                      Executive Officer), Acting Chief
                                      Financial Officer (Acting Principal
                                      Financial Officer) and Director
                                      March 5, 2009



                                   By:  /S/ CHRISTOPHER BRIGGS
                                      ------------------------------------
                                      Christopher Briggs,
                                      Director
                                      March 5, 2009


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